Exhibit 10.3

EXECUTION VERSION

INVESTMENT MANAGEMENT AGREEMENT

dated as of May 27, 2026

by and between

BLACKROCK DLF 2026-C CLO, LLC,
as Issuer

and

TENNENBAUM CAPITAL PARTNERS, LLC,
as Investment Manager

- i -

THIS INVESTMENT MANAGEMENT AGREEMENT (this "Agreement"), dated as of May 27, 2026, is entered into by and between BLACKROCK DLF 2026-C CLO, LLC, a Delaware limited liability company (together with its successors and assigns permitted hereunder, the "Issuer") and TENNENBAUM CAPITAL PARTNERS, LLC ("TCP" and in its capacity as investment manager, and together with its successors and assigns permitted hereunder, the "Investment Manager").

RECITALS:

WHEREAS, the Issuer intends to (x) issue the Class A-1 Senior Secured Floating Rate Notes due July 25, 2034 (the "Class A-1 Notes"), the Class A-2 Senior Secured Floating Rate Notes due July 25, 2034 (the "Class A-2 Notes") the Class B Senior Secured Floating Rate Notes due July 25, 2034 (the "Class B Notes"), the Class C Secured Deferrable Floating Rate Notes due July 25, 2034 (the "Class C Notes") and the Class D Secured Deferrable Floating Rate Notes due July 25, 2034 (the "Class D Notes", and together with the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, the "Secured Notes" or “Notes”), in each case pursuant to an Indenture (as modified and supplemented and in effect from time to time, the “Indenture”), by and between the Issuer and Computershare Trust Company, N.A., as trustee (in such capacity, together with its successors in such capacity, the "Trustee") and (y) issue LLC Interests (“LLC Interest” and together with the Notes, the “Securities”);

WHEREAS, the Issuer intends to pledge the Assets (as defined in the Indenture), consisting of substantially all property of the Issuer, including the Accounts, to the Trustee as security for the Notes;

WHEREAS, the Issuer desires to appoint TCP as the Investment Manager to provide the services described herein and TCP desires to accept such appointment; and

WHEREAS, the Investment Manager agrees to perform its duties in the manner and on the terms set forth in this Agreement and to perform such additional duties as are consistent with the terms herein and the Indenture that the Issuer may reasonably request from time to time, and the Investment Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements herein set forth, the parties hereto agree as follows:

Section 1.	Definitions; Rules of Construction

(a)          Definitions

Capitalized terms used and not defined herein shall have the meanings set forth in the Indenture.  As used in this Agreement:

"Advisers Act" shall mean the United States Investment Advisers Act of 1940, as amended.

"Agreement" shall have the meaning set forth in the preamble.

"Cause" shall have the meaning set forth in Section 13.

"Client" means with respect to any specified Person, any Person or account for which the specified Person provides investment management services or provides investment advice.

"Cumulative Deferred Investment Management Fee" shall have the meaning set forth in Section 8(b).

"Cumulative Deferred Senior Investment Management Fee" shall have the meaning set forth in Section 8(b).

"Cumulative Deferred Subordinated Investment Management Fee" shall have the meaning set forth in Section 8(b).

"Current Deferred Investment Management Fee" shall have the meaning set forth in Section 8(b).

"Current Deferred Senior Investment Management Fee" shall have the meaning set forth in Section 8(b).

“Current Deferred Subordinated Investment Management Fee" shall have the meaning set forth in Section 8(b).

"Eligible Successor" means a successor Investment Manager that (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Investment Manager under this Agreement, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Investment Manager under this Agreement and under the applicable terms of the Indenture, (iii) has agreed to coordinate with the replaced Investment Manager regarding communications with the Rating Agency, (iv) the appointment of which does not cause or result in the Issuer becoming, or require the pool of Assets to be registered as, an investment company under the Investment Company Act, (v) with respect to which the S&P Rating Agency Condition  has been satisfied with respect to such appointment, (vi) the appointment of which does not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (vii) is a United States Person, unless the Issuer receives written advice of Chapman and Cutler LLP, or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, to the effect that such appointment will not cause the Issuer to be subject to tax under Section 1446 of the Code, and (viii) does not cause the EU/UK Retention Holder to breach the terms of the Risk Retention Letter or, if such successor Investment Manager is to commit to retain the EU/UK Retained Interest (as defined in the Risk Retention Letter) subject to and in accordance with the EU/UK Risk Retention Requirements, such successor Investment Manager enters into an agreement on substantially the same terms as the Risk Retention Letter to acquire the EU/UK Retained Interest on the effective date of such appointment.

"Event of Bankruptcy" means (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Investment Manager or its debts, or of all or a substantial part of its respective assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of all or a receiver, trustee, custodian, sequestrator, conservator or similar official for the Investment Manager or for all or a substantial part of its respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days; (b) an order or decree approving or ordering any of the actions described in clause (a) shall be entered and such order or decree remains unstayed and in effect for a period of 10 consecutive days; or (c) the Investment Manager shall:  (i) be wound up or dissolved, (ii) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (iii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) of this definition, (iv) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Investment Manager or for all or a substantial part of its respective assets, (v) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (vi) cease to be able to, or admit in writing its inability to, pay its debts as they become due and payable, or make a general assignment for the benefit of creditors or (vii) take any action for the purpose of effecting any of the foregoing.

"Fee Basis Amount" has the meaning specified in the Indenture.

"Governing Instruments" means the articles or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a company, exempted company or corporation, the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement, in the case of the Issuer or a limited liability company.

"Indemnified Party" shall have the applicable meaning set forth in Section 10(b).

"Indemnifying Party" shall have the applicable meaning set forth in Section 10(b).

"Indenture" shall have the meaning set forth in the recitals.

"Instrument of Acceptance" shall have the meaning set forth in Section 12(d).

"Investment Committee" shall have the meaning set forth in Section 2(c).

"Investment Management Fee" shall have the meaning set forth in Section 8(a).

"Investment Manager" shall have the meaning set forth in the preamble.

“Investment Manager Affiliate” means (1) any director or officer of the Investment Manager (or any Person performing a similar function), (2) any Person directly or indirectly controlling, under common control with or controlled by the Investment Manager and (3) all current employees of the Investment Manager (other than employees performing only clerical, administrative, support or similar functions).  For the purposes of this definition “control” means the power, directly or indirectly, to direct the management or policies of a Person, whether through ownership of securities, by contract or otherwise and (1) a Person’s directors or officers are presumed to control such Person, (2) a Person is presumed to control a corporation if such Person (a) directly or indirectly has the right to vote 50% or more of a class of the corporation’s voting securities or (b) has the power to sell or direct the sale of 50% or more of a class of the corporation’s voting securities, (3) a Person is presumed to control a partnership if such Person has the right to receive on dissolution, or has contributed, 50% or more of the capital of such partnership, (4) a Person is presumed to control a limited liability company if the Person (a) directly or indirectly has the right to vote 50% or more of a class of interest in such limited liability company, (b) has the right to receive on dissolution, or has contributed, 50% or more of the capital of such limited liability company or (c) is an appointed or elected manager of such limited liability company (other than an independent manager), and (5) a Person is presumed to control a trust if it is a trustee or managing agent of such trust.

"Investment Manager Breach" shall have the meaning set forth in Section 10(a).

"Investment Manager Information" shall have the meaning set forth in the Offering Circular.

“Investment Manager Related Person” means with respect to the Investment Manager, without duplication, each Affiliate, each Investment Manager Affiliate, their respective Clients and their respective partners, managers, members, shareholders, directors, officers and employees.

"Issuer" shall have the meaning set forth in the preamble.

"Losses" shall have the meaning set forth in Section 10(b).

“Managed Assets” shall mean, collectively, the Collateral Obligations, the Eligible Investments and any other assets from time to time owned by the Issuer.

"Payment in Full" means payment in full of all amounts owed with respect to the Notes as provided in the Indenture.

"Payment in Full Date" means the date on which a Payment in Full occurs.

"Related Person" means, with respect to any Person, the owners, directors, officers, employees, managers, agents and professional advisors thereof.

"Senior Investment Management Fee" shall have the meaning set forth in Section 8(a).

"Standard of Care" shall have the meaning set forth in Section 9.

"Subordinated Investment Management Fee" shall have the meaning set forth in Section 8(a).

"TCP" shall have the meaning set forth in the preamble.

(b)          Rules of Construction

The rules of construction set forth in Sections 1.2 and 1.3 of the Indenture are hereby incorporated herein by reference.

Section 2.	Appointment; General Duties and Authority of the Investment Manager

(a)          TCP is hereby appointed as Investment Manager of the Issuer for the purpose of performing certain duties as specified herein, in the Indenture, including directing and supervising the investment and reinvestment of Assets and performing certain administrative functions on behalf of the Issuer in accordance with and subject to the applicable provisions of the Indenture, this Agreement and the Collateral Administration Agreement applicable to it, including, without limitation, Section 7 and Section 9 hereof, and TCP hereby accepts such appointment and agrees to perform the duties and responsibilities of the Investment Manager pursuant to the terms herein.  The Investment Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer in connection with performing its obligations set forth herein.

(b)          Subject to the provisions of Section 5, Section 7, Section 9 and Section 10, the Investment Manager agrees, and is hereby authorized, to provide services to or on behalf of the Issuer (in accordance with the terms, requirements and limitations set forth herein and in the Indenture) as follows:

(i)       the Investment Manager shall (subject to the approval of the Investment Committee) supervise and direct the investment and reinvestment of Collateral Obligations, Loss Mitigation Loans, Equity Securities and Eligible Investments and the entry by the Issuer into Hedge Agreements and shall perform on behalf of the Issuer such other duties as have been delegated to the Investment Manager herein and in the Indenture.  The Investment Manager shall comply with all the terms and conditions of the Indenture affecting the duties and functions that have been delegated to it hereunder and under the Indenture.  If this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control;

(ii)      the Investment Manager shall (subject to the approval of the Investment Committee) select (x) all Collateral Obligations and Eligible Investments to be acquired by the Issuer in accordance with the investment criteria and other limitations set forth herein and in the Indenture and (y) all Loss Mitigation Loans and Specified Equity Securities to be acquired by the Issuer in accordance with the limitations set forth herein and in the Indenture;

(iii)    the Investment Manager shall monitor the Collateral Obligations, Loss Mitigation Loans, Equity Securities and Eligible Investments on behalf of the Issuer on an ongoing basis and provide to the Issuer and the Trustee all reports, schedules and other data which the Issuer is required to prepare and deliver under the Indenture (other than reports, schedules and other data that the Collateral Administrator is required to provide to the Issuer or the Trustee pursuant to the Collateral Administration Agreement and except as otherwise provided in the Indenture), in such forms and containing such information required thereby, in sufficient time for such required reports, schedules and data to be reviewed and delivered by the Issuer to the parties entitled thereto under the Indenture.  The obligation of the Investment Manager to furnish such information is subject to the Investment Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including without limitation, the Obligors of the Collateral Obligations, the Rating Agency, the Trustee and the Collateral Administrator) and to any confidentiality restrictions with respect thereto.  Subject to any confidentiality restrictions and applicable law, the Investment Manager may also provide intermittent reports to certain Holders upon request.  The Investment Manager may require that any Person to whom it is required to disclose information regarding the identity of any Obligor or the terms of any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment enter into a confidentiality agreement before being provided such information.  The Investment Manager may determine in its sole discretion whether the disclosure of the identity of any Obligor or the terms of any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment to any Person would be prohibited by applicable law or the Underlying Instruments in which case the Investment Manager shall not be required to disclose such information.  The Investment Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Investment Manager has no reason to believe is not duly authorized.  The Investment Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Investment Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon.  The Investment Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.  The Investment Manager on behalf of the Issuer shall be responsible for (i) determining, consistent with the Standard of Care, whether any particular Collateral Obligation is a Discount Obligation or has become a Defaulted Obligation, a Credit Risk Obligation, a Current Pay Obligation, a CCC Collateral Obligation, a Permitted Maturity Obligation or a Credit Improved Obligation; (ii) providing the Rating Agency a private credit estimate with respect to a Collateral Obligation with the related Obligor’s updated financial information upon receipt thereof from such Obligor and using its commercially reasonable efforts to obtain such information at least (x) annually and (y) upon any significant change in the financial condition of such Obligor as determined by the Investment Manager in its commercially reasonable business judgment but (in each case) only to the extent such Obligor is required to provide it pursuant to the Underlying Instruments, and (iii) providing the Rating Agency, in the event such Rating Agency is requested by the Issuer to provide an estimate with respect to the S&P Rating of a Collateral Obligation or in connection with the annual surveillance by such Rating Agency of its ratings on the Secured Notes, with any information reasonably necessary for such Rating Agency to provide such estimate or to undertake such surveillance to the extent that the Investment Manager has or can reasonably obtain such information;

(iv)     the Investment Manager may, at any time and from time to time, direct the Trustee to (x) subject to the approval of the Investment Committee, acquire in substitution for or in addition to any one or more Collateral Obligations or Eligible Investments included in the Assets one or more substitute Collateral Obligations or Eligible Investments and (y) take any one or more of the following actions with respect to any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment, to the extent applicable and in all cases subject to the requirements and limitations set forth in the Indenture:

(A)   subject to the approval of the Investment Committee, originate, purchase or otherwise acquire such Collateral Obligation, Loss Mitigation Loan, Specified Equity Security or Eligible Investment;

(B)    retain such Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment;

(C)    subject to the approval of the Investment Committee, invest and reinvest the proceeds of Collateral Obligations, Equity Securities, Loss Mitigation Loans or Eligible Investments;

(D)   sell, terminate or otherwise dispose of such Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment in the open market or otherwise;

(E)   if applicable, tender such Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment pursuant to an Offer related thereto or otherwise;

(F)     if applicable, consent to or refuse to consent to any proposed amendment, modification or waiver pursuant to an Offer or otherwise;

(G)    acquire, retain or dispose of any securities or other property received pursuant to an Offer or otherwise;

(H)    waive any default or event of default with respect to or relating to any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment;

(I)     vote to accelerate the maturity (or rescind the acceleration) of any Collateral Obligation, Loss Mitigation Loan or Eligible Investment upon the occurrence of a default or event of default with respect thereto;

(J)     participate in a committee or group formed by security holders of an Obligor under a Collateral Obligation, Loss Mitigation Loan,  Eligible Investment or Equity Security;

(K)   after or in connection with a Payment in Full and the termination without replacement of the Indenture or in connection with any redemption of the Notes (other than a Refinancing), advise the Issuer as to when, in the view of the Investment Manager, it would be in the best interest of the Issuer to liquidate the Issuer’s investment portfolio (and, if applicable, after discharge of the Indenture) and render such assistance as may be necessary or required of the Investment Manager in connection with such liquidation or any actions necessary to effectuate a redemption of the Notes (other than as a result of a Refinancing);

(L)    advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;

(M)   negotiate, modify or amend any securities issued by or borrowing for the Issuer as authorized by the Indenture in accordance with a Refinancing;

(N)   instruct the Trustee with respect to any acquisition, disposition, or tender of any Collateral Obligation, Equity Security, Loss Mitigation Loan, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer; or

(O)    exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment as provided in the Underlying Instruments relating thereto or take any other action with respect thereto not inconsistent with the terms of this Agreement or the Indenture.

All such actions shall be conducted on an arm’s length basis.  Without limiting the foregoing, if any Offer is made (or any consent or vote is solicited or requested) with respect to any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment, the Investment Manager, on behalf of the Issuer, may take (or direct the Trustee to take) such action with respect to such Offer (or such consent or vote) as is permitted or not prohibited (or consent or vote or refrain from consenting or voting (or, on behalf of the Issuer, direct the Trustee to consent or vote or refrain from consenting or voting) any such Asset in any manner permitted or not prohibited) by the Indenture that the Investment Manager has determined is appropriate.  In addition, the Investment Manager, on behalf of the Issuer, may (subject to the terms of the Indenture) take (or, on behalf of the Issuer, direct the Trustee to take) action to, or may instruct (or, on behalf of the Issuer,  direct the Trustee to instruct) any trustee or agent for any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment to, enforce the Issuer’s rights under the Underlying Instruments governing such Asset and under any applicable law, rule or regulation in any manner permitted or not prohibited under the Indenture that the Investment Manager has determined is appropriate;

(v)     the Investment Manager shall perform such other tasks and take such other actions as are expressly required to be performed or taken by the Investment Manager under the Indenture or under the Collateral Administration Agreement, as applicable, and the Investment Manager may take such other actions on behalf of the Issuer within the rights or powers of the Investment Manager specified herein and subject to the applicable provisions of the Indenture or the Collateral Administration Agreement, as applicable;

(vi)    the Investment Manager shall monitor each Hedge Agreement and may on behalf of the Issuer (or may direct the Trustee to) (i) reduce the notional amount of or terminate any such Hedge Agreement, (ii) consent to any proposed amendment, modification or waiver thereof, (iii) waive any default or event of default with respect thereto and (iv) exercise any other rights or remedies with respect thereto, as provided therein or take any other action with respect thereto not inconsistent with the terms of the Indenture;

(vii)    [reserved];

(viii)  in connection with taking or omitting to take any action hereunder, under the Indenture or under the Collateral Administration Agreement, the Investment Manager and any of its Affiliates may consult with counsel, independent accountants or any other experts selected by them and shall not be liable for any action taken or omitted to be taken in accordance with their advice;

(ix)     in addition to the foregoing, to the extent the Investment Manager determines it necessary or appropriate to perform any of the duties to be performed by it hereunder, under the Indenture or under the Collateral Administration Agreement, or in connection herewith or therewith or incidental hereto or thereto, the Investment Manager shall have the power to execute and deliver all necessary and/or appropriate (as determined by the Investment Manager) documents and instruments on behalf of, and in the name of, the Issuer with respect thereto and may take such action, and may exercise such discretion, issue such directions and recommendations and make such determinations, as the Investment Manager determines appropriate on behalf, and in the name, of the Issuer with respect thereto; and

(x)      without limiting the foregoing, the Investment Manager shall provide, and is hereby authorized to provide, the following services to the Issuer:

(A)    The Investment Manager shall perform the investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders, Issuer Requests and Authorized Officer’s certificates) as are expressly required hereunder and under the Indenture to be undertaken by it on behalf of the Issuer with regard to acquisitions, sales or other dispositions of Collateral Obligations, Loss Mitigation Loans, Equity Securities, Eligible Investments and other assets permitted to be acquired or sold under, and subject to, the Indenture (including any proceeds received by way of Offers, workouts and restructurings of Collateral Obligations, Loss Mitigation Loans, Equity Securities or Eligible Investments by the Issuer) and shall comply with the requirements in the Indenture.  The Issuer hereby irrevocably (except as provided below) appoints the Investment Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement or in the Indenture, including, without limitation, the following powers:  (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Loss Mitigation Loans, Equity Securities or Eligible Investments in connection with any acquisition, sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate trade tickets or other confirmations of purchase for later settlement (including any thereof executed and delivered prior to the Closing Date), bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Indenture and relating to any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment.  The Issuer hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the managers or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things the Investment Manager deems necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement and the other Transaction Documents.  The Issuer hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement and the other Transaction Documents.  Nevertheless, if so requested by the Investment Manager or by a purchaser of any Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Investment Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request.  Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer.  Notwithstanding anything herein to the contrary, the appointment herein of the Investment Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, any removal of the Investment Manager pursuant to Section 13 or the resignation of the Investment Manager pursuant to Section 12.  Each of the Investment Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement, the Indenture and the other Transaction Documents.  The Investment Manager shall not be bound to follow any amendment or supplement to the Indenture, however, until it has received written notice thereof and until it has received a copy of the amendment or supplement from the Issuer or the Trustee and the Investment Manager shall have consented thereto in writing;

(B)    The Investment Manager may retain accounting, tax, counsel and other professional services on behalf of the Issuer as may be needed by the Issuer; and

(C)    In connection with the acquisition or sale of any Collateral Obligation, Loss Mitigation Loan, Equity Security, Eligible Investment or any other asset by the Issuer, the Investment Manager shall prepare, on behalf of the Issuer, the information required to be delivered to the Trustee pursuant to the Indenture.

The Investment Manager shall have no obligation to perform any other duties than those expressly specified as being applicable to it herein and, on and after the Closing Date, in the Indenture or in the Collateral Administration Agreement, as applicable, and the Investment Manager shall be subject to no implicit obligations of any kind.  Notwithstanding any of the foregoing in this Section 2, the Investment Manager does not and shall not be deemed to have any powers or control which may, or may be deemed to, be considered "custody" under Section 206(4)-2 of the Advisers Act, including, but not limited to, the right to direct payment or obtain possession of and/or withdraw assets other than in connection with its investment related duties, such as acquisitions, sales or other dispositions of Collateral Obligations, Loss Mitigation Loans, Equity Securities, Eligible Investments and other assets permitted to be acquired or sold on a delivery versus payment basis.  For the avoidance of doubt, the Investment Manager has no authority to deduct its fees from any Account and any asset movements other than as set forth in the prior sentence shall require the prior written consent of the Issuer.

(c)          Notwithstanding anything to the contrary herein, so long as TCP is the Investment Manager, all decisions regarding the acquisition of Collateral Obligations and the formulation of portfolio management parameters will require the consent of voting members of an investment committee (the "Investment Committee") of TCP.  The Investment Committee, together with the senior portfolio management team of the Investment Manager, will be responsible for, among other things, (1) formulating portfolio management parameters for the Issuer (including as to acquisition and disposition of Assets) for purposes of the Indenture and the other Transaction Documents and (2) credit review of all Collateral Obligations proposed to be acquired by the Issuer. If the Investment Committee approves the acquisition of a Collateral Obligation, the senior portfolio management team of the Investment Manager may (but need not) acquire such Collateral Obligation on behalf of the Issuer at such time as it deems appropriate. No Collateral Obligation may be acquired or committed to be acquired by the Issuer (or the Investment Manager on its behalf) without prior approval from the Investment Committee.

(d)          The Investment Manager is entitled to conclusively rely upon the information available to it at the time of any exercise of judgment, discretion, determination, redetermination or certification made by it (which exercise of judgment, discretion, determination, redetermination or certification may be supported as to factual matters by any relevant certificates and other documents necessary or advisable in the judgment of the Investment Manager) and shall be fully protected in making such exercise of judgment, discretion, determination, redetermination or certification in accordance with this Agreement, the Indenture and the standard of care set forth in this Agreement, including, for the avoidance of doubt, in any exercise of judgment, discretion, determination, redetermination or certification made by the Investment Manager pursuant to this Agreement, the Collateral Administration Agreement, the Indenture and the Investment Management Agreement relating to the Benchmark, Fallback Rate, Benchmark Replacement Conforming Changes or Benchmark Replacement Adjustment, and pursuant to any other agreement or instance in which the Investment Manager exercises judgment, discretion, determination, redetermination or certification.

(e)          The Investment Committee shall communicate and meet (including telephonically or using other electronic means) as needed in connection with reviewing Collateral Obligations proposed to be acquired by the Issuer. The members of the Investment Committee taking part in any such communication or meeting will be entitled to indemnification by the Issuer as set forth in Section 10(b).

The Investment Committee  shall approve the disposition of any Collateral Obligation of the Issuer directed by the  senior portfolio management team of the Investment Manager in accordance with the Indenture and the other Transaction Documents  and  the taking of any other action by the Investment Manager or the Issuer. The Investment Committee may provide to the Investment Manager input on Collateral Obligation dispositions or any other investment-related issue of the Issuer.

The initial voting members of the Investment Committee will be Vikas Keswani, Michael Fenstermacher, Grishma Parekh, Dan Worrell, Jason Mehring and Philip M. Tseng, each of whom is an officer of Tennenbaum Capital Partners, LLC. The Investment Committee will, from time to time, include rotating voting members.

(f)          Notwithstanding anything herein or any other Transaction Document to the contrary, the Investment Manager shall have no authority to hold (directly or indirectly), or otherwise take possession of, any funds or securities of the Issuer (including Collateral Obligations or Eligible Investments). Without limiting the foregoing, the Investment Manager shall have no authority to (i) sign checks on the Issuer's behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized by the Indenture and the other Transaction Documents; provided that, subject to Sections 2 and 3 hereof, the foregoing clauses (i) through (iv) shall not limit the Investment Manager's ability to cause the Issuer to acquire Collateral Obligations, Loss Mitigation Loans, Equity Securities and Eligible Investments pursuant to and in accordance with the Indenture and this Agreement or to direct the sale of Collateral Obligations, Loss Mitigation Loans, Equity Securities and Eligible Investments pursuant to and in accordance with the Indenture, the other Transaction Documents and this Agreement. The Investment Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Indenture and must be sent to the Trustee. Nothing in this paragraph shall prohibit the Investment Manager from issuing instructions to the Trustee or the Custodian to effect or to settle any bills of sale, assignments, agreements and other instruments in connection with any acquisition, sale or other disposition of any Asset of the Issuer as permitted by the Indenture and the other Transaction Documents and the terms hereof.

Section 3.	Purchase and Sale Transactions

(a)          The Investment Manager shall use reasonable efforts to obtain the best execution for all orders placed with respect to the Collateral Obligations, Equity Securities, Loss Mitigation Loans and Eligible Investments, considering all circumstances, it being understood that the Investment Manager will not necessarily be obtaining the best price available with respect to any particular transaction.  In pursuit of the objective of obtaining best execution, the Investment Manager may take into consideration all factors it reasonably believes to be relevant, including, without limitation, price, the size of the transaction, the nature of the market for such security, the time constraints of the transaction, general market trends, the reputation and experience of the broker-dealer involved and research and other brokerage services furnished to the Investment Manager or its Affiliates by brokers and dealers which are not Affiliates of the Investment Manager.  Such services may be used by the Investment Manager or its Affiliates in connection with its other advisory activities or investment operations.  The Investment Manager may in its sole discretion, but in accordance with applicable law, aggregate orders for its clients' accounts.  In the event that a sale or purchase of a Collateral Obligation, Equity Security, Loss Mitigation Loan or Eligible Investment (in accordance with the terms of the Indenture) occurs as part of any aggregate sales or purchase orders, the objective of the Investment Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in a manner reasonably believed by the Investment Manager to be fair and equitable for all accounts involved.

(b)          In addition to the foregoing and subject to the provisions of this Agreement (including Section 2, Section 5 and Section 7) and the objective of obtaining best execution and to the extent permitted by applicable law, the Investment Manager may, on behalf of the Issuer, direct the Trustee to acquire any and all of the Collateral Obligations or any other Assets from, or sell Collateral Obligations or other Assets to any of its respective Affiliates or any other firm.

(c)          The Issuer acknowledges and agrees that the Investment Manager and Investment Manager Related Persons may invest for their own accounts or for the accounts of others in securities, obligations, and other assets that would be appropriate investments for the Issuer.  Such investments may be the same as or different from those made on behalf of the Issuer.  The Issuer acknowledges that the Investment Manager and Investment Manager Related Persons may enter into, for their own accounts or for the accounts of others, credit default swaps relating to obligors or issuers with respect to the Managed Assets.  The Issuer understands that the Investment Manager and Investment Manager Related Persons may have economic interests in (including, without limitation, controlling equity interests or other equity or debt interests), be lenders to, receive payments from, render services to, engage in transactions with or have other relationships with obligors or issuers with respect to the Managed Assets.  In particular, the Investment Manager and Investment Manager Related Persons may make or hold investments in an obligor’s or issuer’s securities or obligations that may be pari passu, senior or junior in ranking to an investment in such obligor’s or issuer’s securities or obligations held by the Issuer or otherwise have interests different from or adverse to those of the Issuer.  The Issuer agrees that, in the course of managing the Managed Assets held by the Issuer, the Investment Manager may consider its relationships with other Clients (including obligors or issuers) and Investment Manager Related Persons.  The Investment Manager may decline to make a particular investment for the Issuer in view of such relationships.  In addition, individuals who are partners, managers, members, shareholders, directors, officers, employees or agents of the Investment Manager or of one or more Investment Manager Related Persons may serve on boards of directors of, or otherwise have ongoing relationships with, such obligors or issuers.  As a result, such individuals may possess information relating to obligors or issuers of Managed Assets that is (a) not known to or (b) known but restricted as to its use by the individuals at the Investment Manager responsible for monitoring the Collateral and performing the other obligations of the Investment Manager under this Agreement.  Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer.  The Issuer acknowledges and agrees that, in all such instances, the Investment Manager and Investment Manager Related Persons may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Issuer.

(d)          The Issuer agrees that neither the Investment Manager nor any Investment Manager Related Person is under any obligation to offer investment opportunities of which it becomes aware to the Issuer or to account to the Issuer for (or share with the Issuer or inform the Issuer of) any such transaction or any benefit received by it from any such transaction or to inform the Issuer before purchasing any loans and other investments for its own account or offering any opportunities to purchase loans and other investments to any of its Affiliates or to other funds or Clients that the Investment Manager or any of its Affiliates may manage or advise or to third parties.  The Issuer understands that the Investment Manager and Investment Manager Related Persons may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Issuer.  Furthermore, the Investment Manager and each Investment Manager Related Person may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Issuer and, accordingly, investment opportunities may not be allocated among all such Clients.  The Issuer acknowledges that affirmative obligations may arise in the future, whereby the Investment Manager or Investment Manager Related Persons may be obligated to offer certain investments to Clients before or without the Investment Manager’s offering those investments to the Issuer.  The Issuer agrees that the Investment Manager may make investments on behalf of the Issuer in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Investment Manager Related Persons or the account of any other Client.

(e)          Subject to this Section 3 and the Indenture, as applicable, the Investment Manager may effect transactions with the Issuer or its Affiliates in accordance with applicable law, including without limitation, (i) on an agency basis or (ii) on a principal basis where the Investment Manager or any of its Affiliates sells assets to or purchases assets from the Issuer on terms and at prices that would be applicable to such transaction at an arm’s length basis with an independent third party.

(f)         The Issuer hereby acknowledges and agrees that the counterparty to any (i) agency cross transactions with an advisory client for which the Investment Manager or its Affiliates serve as investment adviser and (ii) client cross transaction with another account advised by the Investment Manager, may, in each case, include a Person which is a collateralized loan obligation issuer or a preceding warehouse issuer of a collateralized loan obligation issuer.

Section 4.	Additional Activities of the Investment Manager.

(a)          The relationship between the Investment Manager and the Issuer as described in this Agreement permits the Investment Manager and its Affiliates to act in multiple capacities (i.e., act as principal or agent in addition to acting on behalf of the Issuer), and, subject only to the Investment Manager’s execution obligations set forth in Section 3 hereof and the Indenture, to effect transactions with or for the Issuer’s account in instances in which the Investment Manager and its Affiliates may have multiple interests.  In this regard the Issuer acknowledges that the Investment Manager and the Investment Manager Related Persons may have multiple proprietary, advisory, transactional and financial and other interests in other issuers of collateralized debt obligations that invest in assets of a similar nature to those of the Issuer, and in obligations, securities, instruments and companies that may be purchased, sold or held for the Issuer’s account.  The Investment Manager and its Affiliates may originate and invest in Managed Assets on behalf of themselves and their Affiliates and act and may act as manager of and/or as adviser to Clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held on the Issuer’s behalf, and the Investment Manager and its Affiliates may originate obligations or securities that the Issuer may purchase, sell or hold subject to the provisions of this Agreement and of the Indenture.  The Investment Manager and its Affiliates may syndicate Collateral and/or act as agent for the lenders with respect to a Collateral acquired by the Issuer.  The Investment Manager expects in the future that it and/or its Affiliates will serve as Investment Manager, collateral servicer, investment advisor or sub-advisor for other loan financing vehicles, collateral loan obligation vehicles, structured finance vehicles, loan funds, loan separate account and the like.  At times, these activities and activities of the Investment Manager and/or its Affiliates for their own respective accounts may cause the Investment Manager or its Affiliates to take actions adverse to the interests of the Issuer.  The Investment Manager and/or Investment Manager Related Persons will, provided that it is not prohibited by regulatory requirements in the United States,  at certain times (a) be seeking to purchase or sell securities or obligations for the Issuer while simultaneously seeking to take the same or opposite action for themselves, or their other Clients and/or (b) take short positions or enter into short credit default swaps with respect to certain Collateral or obligors included in the Collateral; provided that the U.S. middle market direct lending team of the Investment Manager will not take short positions or enter into short credit default swaps with respect to certain Collateral Obligations during the term of the Indenture.  The Issuer understands that such actions may have an adverse impact on the market which the Investment Manager seeks to access on behalf of the Issuer.  The Investment Manager and/or Investment Manager Related Persons may give advice, and take action, with respect to any of their Clients or their respective proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Investment Manager’s advisory accounts (including the Issuer), and effect transactions for such Clients or their respective proprietary accounts at prices or rates that may be more or less favorable than the prices or rates applying to transactions effected for the Issuer.

(b)          The Issuer acknowledges that the ability of the Investment Manager and its Affiliates to effect or recommend transactions may be restricted by applicable regulatory requirements in the United States or elsewhere or by their internal policies designed to comply with such requirements.  As a result, there may be periods when the Investment Manager will not initiate or recommend certain types of transactions in certain obligations or securities on behalf of the Issuer.

(c)          The Issuer acknowledges and agrees that, subject to applicable law, including the Investment Company Act, (i) the Investment Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others which may include, without limitation, serving as investment manager for, investing in, lending to, or being affiliated with, other entities organized to issue collateralized loan obligations secured by securities such as the Collateral Obligations, and other trusts and pooled investment vehicles that acquire interests in, provide financing to, or otherwise deal with securities issued by issuers that would be suitable investments for the Issuer; (ii) the Investment Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, that may be the same as or different from those effected on behalf of the Issuer, and the Investment Manager may furnish investment management and advisory services to others who may have investment policies similar or different to those followed by the Investment Manager with respect to the Issuer and who may own securities of the same class, or which are the same type as, the Collateral Obligations; and (iii) the Investment Manager or any of its Affiliates may act as the investment manager of other collateralized loan obligation transactions, other similar funds or pooled vehicles that have similar investment objectives, policies and restrictions as the Issuer. These and other future activities of the Investment Manager and any of its Clients and/or Affiliates may give rise to additional conflicts of interest. If a determination is made that the Issuer and another Client of the Investment Manager and/or any of its Affiliates should trade in the same securities on the same day, such securities will be allocated between the Issuer and other accounts in a manner that the Investment Manager or any of its Clients and/or Affiliates determine in accordance with applicable law and in accordance with the Investment Manager's allocation policy. Circumstances may occur in which an allocation could have adverse effects on the Issuer, the other Client or Affiliate with respect to the price or size of positions obtainable or saleable. Additionally, the Investment Manager and any of its Clients or Affiliates may at certain times be seeking simultaneously to purchase or dispose of investments for its respective account, the Issuer, any similar entity for which it serves as manager or advisor and for its Clients or Affiliates. In providing services to other Clients, the Investment Manager and any of its Clients and/or Affiliates may recommend activities that compete with or otherwise adversely affect the Issuer;

(d)          Nothing herein shall prevent the Investment Manager and/or Investment Manager Related Persons from (1) acting as principal, agent or fiduciary for other Clients in connection with obligations or securities simultaneously held by the Issuer or of the type eligible for acquisition by the Issuer or limiting any relationships the Investment Manager and/or Investment Manager Related Persons may have with any obligor or issuer or any Collateral Obligations or (2) engaging, to the extent permitted by law and not prohibited by the Indenture, in its or their customary business, other businesses, or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders of the Securities or any other Person or entity to the extent permitted by applicable law. Without prejudice to the generality of the foregoing, the Investment Manager and its clients and/or Affiliates and the partners, members, managers, shareholders, directors, officers, employees and agents of the Investment Manager and its clients and/or its Affiliates may, among other things, and subject to any limits specified by applicable law and in this Agreement and in the Indenture:

i.
serve as managers, directors (whether supervisory or managing), officers, employees, trustees, partners, agents, nominees, or signatories for the Issuer, its Affiliates or any issuer or obligor of any obligations included in the Assets or their respective Affiliates, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any issuer or obligor of any obligations included in the Assets or their respective Affiliates, pursuant to their respective Governing Instruments; provided that nothing in this paragraph shall be deemed to limit the duties of the Investment Manager set forth in Section 2; provided further that, in the reasonable business judgment of the Investment Manager, such activity will not have a material adverse effect on its management of the Assets taken as a whole;

ii.	receive fees for services of any nature rendered to the issuer or obligor of any obligations included in the Assets or their respective Affiliates;

iii.
subject to Section 30 and compliance with applicable law and the provisions of the Indenture, be a secured or unsecured creditor of, or hold an equity interest in, the Issuer, its Affiliates or any issuer of any obligation included in the Assets;

iv.	subject to Section 5, be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor;

v.
serve as a member of any "creditors’ board", "creditors’ committee" or similar creditor group with respect to any obligation included in the Assets which has become or, in the Investment Manager's reasonable judgment may become, a Defaulted Obligation; or

vi.
serve as collateral, portfolio or investment manager or investment adviser or sub-adviser for any other entity, including any entity organized to invest in or issue collateralized debt obligations or other structured products secured by bank loans and/or debt securities and in accordance with investment policies and objectives similar to those of the Issuer; provided, however, that the Investment Manager may act in any such capacity only to the extent such action would not cause or require the Issuer or the pool of Assets to become registered as an "investment company" under the Investment Company Act; and

vii.
subject to compliance with applicable law, Section 5 and the provisions of the Indenture, purchase any loan or security from, or sell any loan or security to, the Issuer while acting in the capacity of principal or agent, for fair market value (or as may be otherwise expressly required in the Transaction Documents (but in no event for less than fair market value)).

It is understood that the services of the Investment Manager to the Issuer are not to be deemed exclusive, and the Investment Manager and any of its Affiliates shall be free to engage in any other business and render investment management or advisory services to others, including Affiliates and other Persons which may (i) have investment policies that differ from or are substantially similar to those followed by the Investment Manager with respect to the Assets on behalf of the Issuer as required by the Indenture and (ii) own loans or securities of the same class, or which are the same type, as the Collateral Obligations, Equity Securities, Loss Mitigation Loans or Eligible Investments owned by the Issuer or other loans or securities of the issuers or obligors of such Collateral Obligations, Equity Securities, Loss Mitigation Loans and Eligible Investments; provided that such activity would not cause or require the registration of the Issuer or the pool of Assets as an "investment company" under the Investment Company Act. The Investment Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets, subject to Section 5 and Section 7. The Investment Manager may purchase or sell securities and obligations for the accounts of its clients without requiring or precluding the purchase or sale of such securities and obligations for the account of the Issuer. As a result, the Investment Manager may compete with the Issuer for appropriate investment opportunities and will be under no duty or obligation to share such investment opportunities with the Issuer.

The Issuer will participate in all investments selected by the Investment Manager that are appropriate for the Issuer’s investment program in accordance with the investment allocation policies of the Investment Manager, which policies are intended to ensure that investment opportunities are allocated fairly and consistently among applicable client accounts over time. The Investment Manager may change its allocation policies and other guidelines relating thereto from time to time without the consent of or notice to the Issuer or Holders of the Securities. To the extent the investment programs of the Issuer and the other applicable client accounts of the Investment Manager change and develop over time, additional issues and considerations may affect such policies and the expectations of the Investment Manager with respect to the allocation of investment opportunities to the Issuer and the other client accounts of the Investment Manager. In addition, the allocation of investment opportunities to the Investment Manager’s client accounts other than the Issuer may present inherent conflicts of interest as set forth in Section 5, as competing investment objectives or investment time frames, for instance, among such client accounts and the Issuer may arise. Certain business units of the Investment Manager or one of its Affiliates may have separate allocation policies that differ from the policy applicable for the Issuer, and such other business units’ client accounts may face the Issuer in the marketplace.

The Investment Manager, its Affiliates and their employees may trade for their own account in securities and other instruments suitable for the Issuer only if such transactions are consistent with applicable law and the Investment Manager’s securities transactions policy.

No funds, securities or property of the Issuer will be commingled by the Investment Manager with the property of any other fund or person.

(e)          The Issuer acknowledges and agrees that:

(i)     the Investment Manager and/or its Affiliates have proprietary interests in, and may manage or advise, accounts or investment funds that have investment objectives similar or dissimilar to those of the Issuer and/or that engage in transactions in the same types of securities, obligations and investments as the Issuer, and as a result may compete with the Issuer for appropriate investment opportunities;

(ii)    issuers or obligors of securities or obligations held by the Issuer may have publicly or privately traded securities or obligations, including securities or obligations that are senior to, or have interests different from or adverse to, the securities that are pledged to secure the Loans, in which the Investment Manager and/or its Affiliates may be an investor or may make a market;

(iii)   the trading activities of the Investment Manager and/or its Affiliates generally are carried out without reference to positions held by the Issuer and may have an effect on the value of the positions so held, or may result in the Investment Manager and/or its Affiliates having an interest in the applicable obligor or issuer adverse to that of the Issuer;

(iv)    the Investment Manager and/or its Affiliates may create, write or issue derivative instruments with respect to which the underlying obligations or securities may be those in which the Issuer invests;

(v)     the Investment Manager and/or its Affiliates may obtain and keep any profits, commissions and fees accruing to them in connection with their activities as agent or principal in transactions for the Issuer’s account and other activities for themselves and other Clients and their own accounts, and the Investment Manager’s fees as set forth in this Agreement shall not be abated thereby.

It is understood that, to the extent permitted by applicable law and Section 5, the Investment Manager, its Affiliates, and any manager, officer, director, stockholder, or employee of the Investment Manager or any such Affiliate or any member of their families or a Person advised by the Investment Manager may have an interest in loans or securities of the same kind or class, or loans or securities of a different kind or class of the same issuer or obligor, as those whose purchase or sale the Investment Manager may direct hereunder.

Unless the Investment Manager determines in its reasonable judgment that such purchase or sale is appropriate, the Investment Manager may refrain from directing the purchase or sale hereunder of loans or securities issued by (i) Persons of which the Investment Manager, its Affiliates or any of its or their managers, officers, directors or employees are managers, directors or officers, (ii) Persons for which the Investment Manager or any of its Affiliates act as financial adviser or underwriter or (iii) Persons about which the Investment Manager or any of its Affiliates have information which the Investment Manager deems confidential or non-public or otherwise might prohibit it from trading such loans or securities in accordance with applicable law. Except to the extent required by the Indenture or this Agreement, the Investment Manager shall not be obligated to pursue any particular investment strategy or opportunity with respect to the Assets.

(f)          In connection with their activities with the Investment Manager, the Issuer understands that the directors, officers and employees of the Investment Manager or any of its Affiliates (the “Personnel”) may receive information regarding the Investment Manager’s proposed activities or activities or proposed activities of any obligor or any issuer of securities that is not generally available to the public.  However, there will be no obligation on the part of such Personnel to make available for use by advisory accounts any information or strategies known to them or developed in connection with their advisory, proprietary or other activities.  In addition, the Investment Manager will be under no obligation to make available any research or analysis prior to its public dissemination.  Furthermore, the Investment Manager shall have no obligation to recommend for purchase or sale by the Issuer any obligation or security that the Investment Manager or its Personnel may purchase for themselves or for any other Clients.  The Issuer understands that the policies of the Investment Manager or of its Affiliates are such that certain Personnel may have or obtain information that, by virtue of such internal policies relating to confidential communications, cannot or may not be used by the Investment Manager on behalf of the Issuer.  In addition, the Investment Manager and Investment Manager Related Persons, in connection with their other business activities, may acquire material non-public confidential information that may restrict the Investment Manager from purchasing obligations or securities or selling obligations or securities for itself, for its Affiliates or for its Clients (including the Issuer) or otherwise using such information for the benefit of itself, its Affiliates or its Clients.  The Investment Manager shall have no obligation to seek to obtain any material non-public information about any obligor or any issuer, and will not effect transactions for the Issuer on the basis of any material non-public information as may come into its possession.

(g)          The Issuer acknowledges and agrees that, although the officers and employees of the Investment Manager or of its Affiliates will devote as much time to the Issuer as the Investment Manager determines appropriate to perform its duties hereunder, the professionals providing services to the Investment Manager are and will be committed to providing investment advisory services and engaging in other business ventures in which the Issuer has no interest. As a result of these separate business activities, the Investment Manager may have conflicts of interest in allocating management time, services and functions among the Issuer and other business ventures or Clients;

(h)          On the Closing Date, the Retention Holder, BlackRock DLF-C 2026, LLC, a fund managed by the Investment Manager, will acquire and hold 100% of the LLC Interests. In addition, the Investment Manager and its Affiliates and funds or accounts managed by them may at times own additional Notes of other Classes. Subject to compliance with the Retention Requirements and its obligations in its capacity as Retention Holder, none of the Investment Manager or its Affiliates or any account or fund managed by the Investment Manager or its Affiliates has any obligation to retain any of the Notes and may sell all or any of the Notes at any time and from time to time. The ownership of this Notes may create potential and/or actual conflicts of interest between the Investment Manager and/or its Affiliates and/or any account or fund managed by the Investment Manager or its Affiliates on the one hand and other investors in the Notes on the other hand.

If the Issuer is requested to join, or is otherwise included in, a class of a class action suit and the Investment Manager has actual knowledge of such request or inclusion, the Investment Manager may, on behalf of the Issuer, determine whether it is practical to opt in or out of such class action suit.

If  the Issuer becomes a member of a class in a class action suit or is otherwise involved in litigation (other than in connection with exercising or enforcing the Issuer's rights or remedies with respect to a Collateral Obligation, Eligible Investment, Loss Mitigation Loan or Equity Security), the Investment Manager shall have no obligation to monitor such class action suit or other litigation.

For the avoidance of doubt, the Investment Manager shall have no obligation with respect to the designation or distribution of proceeds received by the Issuer or the  termination of the Issuer’s involvement in any class action suit or other litigation at such time that the Notes are no longer outstanding.

Notwithstanding the Standard of Care, neither the Investment Manager nor any of its Affiliates shall have any liability in respect of any action taken (or not taken) or determination made (or not made) in relation to any class action suit or other litigation.

Section 5.	Conflicts of Interest

In certain circumstances, the interests of the Issuer and the Holders of the Securities with respect to matters as to which the Investment Manager is advising the Issuer may conflict with the interests of the Investment Manager or of its Affiliates.  The Issuer hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Investment Manager and/or its Affiliates as described in this Agreement; provided that nothing in this Section 5 shall be construed as altering the duties of the Investment Manager as set forth herein, in the Indenture or other Transaction Documents (as applicable) or under applicable law.

(a)          In addition to the requirements of the Indenture, the Investment Manager shall not direct the Trustee to engage in any transaction to effect direct trades between the Issuer and the Investment Manager or any of its Affiliates, acting as principal (other than an agency cross transaction between the Issuer and an Affiliate of the Investment Manager that is permitted under Section 5(b)) that requires the Issuer's consent pursuant to Section 206(3) of the Advisers Act and the rules and regulations promulgated thereunder without, subject to applicable law, disclosure to, and prior consent on behalf of the Issuer provided by, (i) the independent manager of the Issuer, which may, if so authorized by such independent manager, act through any independent review party of the Issuer who is not affiliated with the Investment Manager or any Affiliate of the Investment Manager or (ii) at the election of the Investment Manager, either (1) a Majority of the LLC Interests, disregarding any Investment Manager Securities (or, if all of the LLC Interests are so disregarded, a Majority of the most senior Class of Securities that is not comprised entirely of Investment Manager Securities and disregarding any Investment Manager Securities of such Securities) or (2) another person or persons, to the extent such consent is permitted pursuant to then applicable law.

(b)          The Investment Manager shall not direct the Trustee to purchase any Collateral Obligation or Eligible Investment for inclusion in the Assets from any account or portfolio for which the Investment Manager or its Affiliates serve as investment adviser, or direct the Trustee to sell any Assets to any account or portfolio for which the Investment Manager or its Affiliates serve as investment adviser unless such transaction is effected in compliance with all applicable requirements under the Advisers Act.  The Investment Manager shall not direct the Trustee to engage in any agency cross transaction for the Issuer that requires the Issuer's consent pursuant to Section 206(3) of the Advisers Act and the rules and regulations promulgated thereunder unless such transaction is effected in compliance with Rule 206(3)-2 under the Advisers Act.  For purposes of this clause (b), an "agency cross transaction for the Issuer" has the meaning assigned in Rule 206(3)-2(b) under the Advisers Act to the term "agency cross transaction for an advisory client".  The Investment Manager hereby advises the Issuer that with respect to agency cross transactions, the Investment Manager, its Affiliates or any other person relying on Rule 206(3)-2 will act as broker for, receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding both parties to such transactions. The Issuer hereby gives its written consent prospectively authorizing the Investment Manager, its Affiliates and any other person relying on Rule 206(3)-2 to effect agency cross transactions for the Issuer; provided that, to the extent required by law, such transaction will be reviewed and consented to on behalf of the Issuer in the same manner as principal transactions as described in Section 5(a).  Such consent may be revoked at any time by written notice from the Issuer or an independent manager on behalf of the Issuer (as contemplated in Section 5(a)(i)) to the Investment Manager or such other person relying on Rule 206(3)-2, as applicable.  To the extent that the Issuer's consent with respect to any particular transaction is required by law, no such transaction may be effected except in compliance with the provisions of Section 5(a).  The Investment Manager shall (and shall use commercially reasonable efforts to cause any other person relying on Rule 206(3)-2 under the Advisers Act with respect to agency cross transactions for the Issuer to) provide to the Issuer the reports specified in Rule 206(3)-2(a)(3) under the Advisers Act.

(c)          The Investment Manager is hereby authorized to engage in "client cross" transactions in which the Investment Manager causes a transaction to be effected between the Issuer and another account advised by the Investment Manager without the Investment Manager or any of its Affiliates receiving any compensation for such transaction.  Client cross transactions enable the Investment Manager to purchase or sell a block of securities for the Issuer at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order.  The Investment Manager agrees that it will conduct such client cross transactions in a manner that is intended to be fair and equitable to the clients involved.  The Investment Manager, its agents and advisors or their respective Affiliates may have a potentially conflicting division of loyalties and responsibilities regarding any principal transaction, agency cross transaction or client cross transaction.  Transactions between the Issuer and another account for which the Investment Manager is acting in the capacity of investment manager will generally be treated as "client cross" transactions and not principal transactions unless the Investment Manager has a proprietary interest in such other account that is so significant that the transaction must be treated as a principal trade under applicable law.

(d)          Prior to the execution of any transaction described in, and permitted by, Section 5(a) or Section 5(b), the Investment Manager shall use commercially reasonable efforts to ensure that the terms thereof are substantially as advantageous to the Issuer as the terms the Issuer would obtain in a comparable arm's-length transaction with a non-Affiliate and that the transaction is in compliance with all applicable requirements under the Advisers Act.  Should a conflict of interest actually arise, the Investment Manager agrees that it will endeavor to ensure that it is resolved fairly to the extent possible under the prevailing facts and circumstances.

(e)          The Investment Manager has advised the Issuer that on the Closing Date the Retention Holder, BlackRock DLF-C 2026, LLC, will acquire 100% of the LLC Interests. In addition, the Investment Manager and its Affiliates and funds or accounts managed by them may at times own additional Securities.  Clients of the Investment Manager, other employees, and other affiliates of the Investment Manager may also acquire and hold the Securities or a portion of the Securities from time to time after the Closing Date.  The Investment Manager may rebate, defray or otherwise provide an accommodation with respect to the Investment Management Fees attributable to any such clients or employees or other clients, employees or Affiliates that invest in the Securities from time to time.  In certain circumstances, the interests of the Issuer and/or the Holders of the Securities with respect to matters as to which the Investment Manager is advising the Issuer may conflict with other interests of the Investment Manager.  The Issuer hereby acknowledges and consents to various potential and actual conflicts of interest that may exist with respect to the Investment Manager as described above; provided, however, that nothing in this Section 5 shall be construed as altering the duties of the Investment Manager as set forth in this Agreement or in the Indenture. In addition, the Investment Manager may arrange for the Issuer to acquire professional liability insurance coverage for the benefit of the Issuer and its directors.  Premiums for such coverage shall be payable as Administrative Expenses under the Priority of Payments, or, if the Investment Manager pays such premiums, such amounts shall be reimbursed by the Issuer to the extent funds are available therefor in accordance with and subject to the limitations contained in the Indenture (including the Priority of Payments).  To the extent such fees, costs and expenses are incurred for the account or benefit of more than one client or account of the Investment Manager (each, an "Investment Manager Client"), (1) if such amounts relate to a specific, consummated investment, each Investment Manager Client will typically bear an allocable portion of any such amount pro rata based on the size of its investment (or based upon such other non-pro rata manner as the Investment Manager determines, in its sole discretion, to be fair and reasonable) and (2) if such amounts do not relate to a specific investment, each Investment Manager Client will typically bear an allocable portion of any such amounts based on such criteria as the Investment Manager determines, in its sole discretion, to be fair and reasonable. Notwithstanding the foregoing, the Investment Manager may in the future develop policies and procedures to address the allocation of expenses that differ from its current practice.

(f)          If, at any time, the Investment Manager is not an investment adviser registered under the Advisers Act, the provisions of this Section 5 will nonetheless apply to the Investment Manager as if it were such a registered investment adviser.

Section 6.	Records; Confidentiality

(a)          The Investment Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Trustee, the Holders of the Securities and the independent accountants appointed by the Issuer pursuant to the Indenture upon prior written notice and at a time acceptable to the Investment Manager in its reasonable judgment during normal business hours.  At no time will the Investment Manager make a public announcement that would violate applicable federal securities laws or regulations absent the registration of the Notes under Section 5 of the Securities Act or cause the offering and initial sale of the Notes to fail to be entitled to exemption under Section 4(a)(2) of the Securities Act or the Issuer to fail to be exempted from registration as an investment company under Section 3(c)(7) or 7(d) of the Investment Company Act.

(b)          The Investment Manager shall not be required to disclose to any of the Holders of the Securities or the Trustee the contents of any notice it receives pursuant to the Collateral Obligations or related Underlying Instruments.  In particular, the Investment Manager shall not have any obligation to keep any of these parties informed as to matters arising in relation to any Collateral Obligations, except with respect to certain information required to be reported under this Agreement and the Indenture.  The Holders of the Securities and the Trustee shall not have any right to inspect any records relating to the Collateral Obligations, and the Investment Manager shall not be obligated to disclose any further information or evidence regarding the existence or terms of, or the identity of any obligor on, any Collateral Obligations, unless (i) specifically required by this Agreement or the Indenture or (ii) following its receipt of a written request from the Collateral Administrator or the Trustee, the Investment Manager in its sole discretion determines that the disclosure of such further information or evidence regarding the existence or terms of, or the identity of any obligor on, any Collateral Obligation to the Collateral Administrator or the Trustee would not be prohibited by applicable law or the Underlying Instruments relating to such Collateral Obligation, in which case the Investment Manager will disclose such further information or evidence to the Collateral Administrator or the Trustee.  Furthermore, the Investment Manager may, with respect to any information that it elects to disclose, demand that Persons receiving such information execute confidentiality agreements before being provided with the information.

(c)          Notwithstanding anything herein to the contrary, the Investment Manager (and each employee, representative, or other agent of the Investment Manager) may disclose to any and all other persons, without limitations of any kind, the tax treatment and tax structure of the transactions described herein and all materials of any kind (including opinions or other tax analyses) that are provided to the Investment Manager relating to such tax treatment and tax structure.  However any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent reasonably necessary to comply with applicable federal or state securities law.  For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings given to such terms under Treasury Regulations Section 1.6011-4(c) and applicable state and local law.

(d)          Nothing in this Agreement prohibits or restricts any party or its affiliates, employees or agents from communicating about possible violations of securities law or regulation directly to any governmental agency or entity, any self-regulatory organization, or any law enforcement authority to the extent such communication is protected under whistleblower provisions of the applicable laws or regulations.

Section 7.	Actions of the Investment Manager

The Investment Manager shall not take any action that, in its judgment, subject to the Standard of Care, would (i) materially adversely affect the status of the Issuer for purposes of United States federal or state law or other law that, in its judgment, subject to the Standard of Care, is applicable to the Issuer, (ii) if taken on behalf of the Issuer, not be permitted by the Issuer’s Governing Instruments, copies of which the Investment Manager acknowledges it has received, (iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions that would violate United States federal, state or other applicable securities law, the violation of which would have a Material Adverse Effect, (iv) require registration of the Issuer or the pool of Assets as an "investment company" under the Investment Company Act, or (v) cause the Issuer to violate any provision of the Indenture or any other Transaction Document to which the Issuer is a party, in each case in any material respect (provided that, in and of itself, failure of the Issuer to satisfy any Coverage Tests (except to the extent provided in Section 5.1(g) of the Indenture) shall not be considered such a violation).  If the Investment Manager is ordered to take any such action on behalf of the Issuer, the Investment Manager shall promptly notify the Issuer and the Trustee of the Investment Manager’s judgment that such action would, in its reasonable business judgment, have one or more of the consequences set forth above and need not take such action, unless the Issuer again requests the Investment Manager to do so and both its board of managers and a Majority of the Controlling Class has consented thereto in writing.  Notwithstanding any such request, the Investment Manager need not take such action unless arrangements reasonably satisfactory to it are made to insure or indemnify the Investment Manager, its partners, members, managers, stockholders, directors, officers, employees, professional advisors and agents from any liability and expense it may incur as a result of such action.  Neither the Investment Manager nor its partners, members, managers, stockholders, directors, officers, employees, professional advisors or agents shall be liable to the Issuer or any other Person, except as provided in Section 10.  Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance provided for in this Section 7, Section 10 or Section 14 shall be payable out of the Assets in accordance with the Priority of Payments set forth in the Indenture and it is acknowledged that indemnification or insurance arrangements provided for in this Section 7, Section 10 or Section 14 may not be reasonably satisfactory if the Person who would benefit therefrom does not expect sufficient funds may be available pursuant to the Priority of Payments of the Indenture to satisfy all contingencies.  The Investment Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement, the Indenture and the other Transaction Documents.  Notwithstanding anything in this Agreement or the Indenture, the Investment Manager shall not intentionally take any action that it knows or should be reasonably expected to know would cause a Default or an Event of Default under the Indenture.

Section 8.	Compensation and Expenses

(a)          As compensation for the performance of its obligations as Investment Manager, the Investment Manager will be entitled to receive a fee on each Payment Date (in accordance with the Priority of Payments), which will consist of the Subordinated Investment Management Fee and the Senior Investment Management Fee (the "Investment Management Fee"). The Senior Investment Management Fee will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.00% per annum of the Fee Basis Amount determined on such Interest Determination Date; provided that the Senior Investment Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Investment Manager.

The Subordinated Investment Management Fee the ("Subordinated Investment Management Fee") will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.00% per annum of the Fee Basis Amount determined on such Interest Determination Date; provided that the Subordinated Investment Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Investment Manager.

The Investment Management Fee is payable on each Payment Date in accordance with the Priority of Payments only to the extent that sufficient Interest Proceeds or Principal Proceeds are available.  To the extent it is not paid on any Payment Date when due, the Senior Investment Management Fee and the Subordinated Investment Management Fee will be deferred and will be payable on subsequent Payment Dates on which any funds are available therefor in accordance with the Priority of Payments, without interest.

(b)          The Investment Manager may, in its sole discretion (but shall not be obligated to), elect to waive all or any portion of the Investment Management Fee payable to the Investment Manager on any Payment Date.  Any such election shall be made by the Investment Manager by delivering written notice thereof to the Trustee no later than the Determination Date immediately prior to such Payment Date.  Any election to waive all or any portion of the Investment Management Fee may also be made by written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Investment Manager in writing at any time except during the period between a Determination Date and Payment Date. The Issuer shall notify the Trustee and the Holders if the Retention Holder Condition is not satisfied on the Interest Determination Date related to any Interest Accrual Period.

In addition, the Investment Manager may, in its sole discretion (but shall not be obligated to), elect to defer payment of any or all of its Senior Investment Management Fee or Subordinated Investment Management Fee otherwise due and payable on any Payment Date (respectively, the "Current Deferred Senior Investment Management Fee" and the “Current Deferred Subordinated Investment Management Fee” and, collectively, the “Current Deferred Investment Management Fee”).  Any such election shall be made by the Investment Manager by delivering written notice thereof to the Trustee no later than the Determination Date immediately prior to such Payment Date.  Any Current Deferred Senior Investment Management Fee for such Payment Date will be distributed as Interest Proceeds or, at the option of the Investment Manager, as Principal Proceeds.  Any Current Deferred Subordinated Investment Management Fee for such Payment Date will be distributed as Interest Proceeds or, at the option of the Investment Manager, as Principal Proceeds. After such Payment Date, any Current Deferred Senior Investment Management Fee will be added to the cumulative amount of the Senior Investment Management Fee which the Investment Manager has elected to defer on prior Payment Dates and which has not been repaid (the "Cumulative Deferred Senior Investment Management Fee"). After such Payment Date, any Current Deferred  Subordinated Investment Management Fee will be added to the cumulative amount of the Subordinated Investment Management Fee which the Investment Manager has elected to defer on prior Payment Dates and which has not been repaid (the “Cumulative Deferred Subordinated Investment Management Fee" and, together with the Cumulative Deferred Senior Investment Management Fee, the "Cumulative Deferred Investment Management Fee").  Any Cumulative Deferred Senior Investment Management Fee or Cumulative Deferred Subordinated Investment Fee will be payable, without interest, on any subsequent Payment Date at the election of the Investment Manager by written notice to the Trustee no later than the related Determination Date to the extent funds are available for such purpose in accordance with the Priority of Payments.  Any election to defer the Investment Management Fee may also be made by written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Investment Manager by notice at any time.

(c)          If this Agreement is terminated pursuant to Sections 12 and 13 or if the Investment Manager otherwise resigns, is removed or assigns this Agreement, the Senior Investment Management Fee and the Subordinated Investment Management Fee shall be prorated for any partial periods between Payment Dates during which this Agreement was in effect.

(d)          The Issuer will reimburse the Investment Manager for expenses including fees and out-of-pocket expenses reasonably incurred by the Investment Manager in connection with services provided under this Agreement with respect to (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained by the Issuer or the Investment Manager (on behalf of the Issuer), (b) asset pricing and asset rating services, compliance services and software (including AI and other software assisting in portfolio compliance obligations and credit documentation analyses, among other uses), and accounting, programming and data entry services directly related to the management of the Assets, (c) all Taxes (not based on the income of the Investment Manager), insurance premiums or expenses, (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including attorneys' fees and disbursements, (e) any fees, expenses or other amounts payable to the Rating Agency, (f) any extraordinary costs and expenses incurred by the Investment Manager in the performance of its obligations under this Agreement and the Indenture, (g) any expenses related to compliance with Rule 17g-5 under the Exchange Act, (h) any out of pocket expenses incurred by the Retention Holder in connection with complying with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements in relation to the transactions contemplated in the Transaction Documents (including costs of legal counsel and expenses incurred in connection with compliance obligations under any Refinancing, Re-Pricing, additional issuance of Securities or other amendment to the Indenture and any investigation therein but excluding any expenses incurred in connection with acquiring Securities, or financing such acquisition, in order to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements) (the "Risk Retention Expenses"), (i) all expenses and fees charged or specifically attributed or allocated by the Investment Manager or its Affiliates to provide in-house administrative (including, without limitation,  loan settlement services), accounting (including tax services), financial reporting, valuation, client services, legal, investment and fund structuring, provision of money laundering reporting officer and related services, hedging and currency management and transfer pricing services to the Issuer, any investment or co-investment vehicle of the Investment Manager, and expenses, charges and/or related costs incurred by the Issuer , any investment or co-investment vehicle of the Investment Manager or its Affiliates in connection with providing such services including, without limitation, compensation (provided that the Investment Manager determines in good faith that any such expenses, charges or related costs referenced in this clause (i) are comparable to what would be paid to an unaffiliated third party for substantially similar services) and (j) as otherwise agreed between the Investment Manager and a Majority of the LLC Interests.  The Issuer shall be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Issuer's and Trustee's respective right, title and interest in and to the Assets (including, without limitation, the security interests provided for in the Indenture).  The fees and expenses payable to the Investment Manager on any Payment Date are payable pursuant to the Priority of Payments. For the avoidance of doubt, on the Closing Date, the Investment Manager shall be reimbursed by the Issuer for any of its expenses incurred in connection with the organization of the Issuer, the acquisition of the initial Collateral Obligations and the offering and issuance of the Securities (including, without limitation, reasonable and documented legal fees and expenses).

Section 9.	Standard of Care; Benefit of the Agreement

Except as may otherwise be expressly provided in this Agreement or the Indenture, the Investment Manager shall in rendering its services as Investment Manager use a degree of skill and attention no less than that which the Investment Manager and each of its Affiliates exercises with respect to comparable assets that it manages for itself and for others having similar investment objectives and restrictions in accordance with its existing practices and procedures relating to assets of the nature and character of the Assets, except as expressly provided otherwise in this Agreement or the Indenture (such standard of care, the "Standard of Care").  To the extent not inconsistent with the foregoing, the Investment Manager shall follow its customary policies, standards and procedures in performing its duties under this Agreement.

Section 10.	Limits of Investment Manager Responsibility

(a)          In rendering the services called for hereunder and under the terms of the Indenture applicable to the Investment Manager, the Investment Manager assumes no responsibility under this Agreement, the Indenture, the Collateral Administration Agreement or any other agreement or instrument executed in connection herewith or therewith other than to perform its duties and obligations hereunder and thereunder and, except as set forth in the next sentence, shall not be responsible for any action or inaction of the Issuer, the Trustee, the Collateral Administrator, the Holders of the Securities or any beneficial interests therein, or any other Person in following or declining to follow any direction or advice of the Investment Manager.  The Investment Manager will not be liable to the Issuer, the Trustee, any Holder, the Placement Agent, any of their respective Affiliates, or related persons or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys' fees and expenses and court costs) arising out of or with respect to any investment or for any other act or omission in the performance of the Investment Manager's obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Investment Manager or any other agreement entered into by the Investment Manager in connection with the issuance of the Notes, incurred as a result of actions taken or recommended or for any omissions of the Investment Manager or any of its related persons, or for any decrease in the value of the Assets, except, unless otherwise expressly provided herein or in the Indenture, for liability to which the Investment Manager would be subject (i) by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement and under the terms of the Indenture or (ii) caused by an untrue statement of a material fact or omission to state a material fact necessary, as of the date of the Offering Circular and as of the Closing Date, in order to make the statements included in the Investment Manager Information, in light of the circumstances in which they were made, not misleading, in each case under clauses (i) and (ii), as determined by a court of competent jurisdiction in a final, non-appealable judgment (the preceding clauses (i) and (ii) collectively referred to as "Investment Manager Breaches").  The Investment Manager shall not have any liability with respect to the determination of a Fallback Rate or  any determination related to a Benchmark Replacement, including, without limitation, the determination of a Benchmark Replacement, the selection of any Benchmark Replacement Adjustment, the determination of any Benchmark Replacement Conforming Changes, the determination of an ISDA Fallback Adjustment, an ISDA Fallback Rate or the determination of any Fallback Rate. The Investment Manager and any of its Affiliates may consult with counsel, independent accountants or any other experts selected by them and shall not be liable for any action taken or omitted to be taken in accordance with their advice.

(b)          (i)          The Issuer shall indemnify and hold harmless on an after-tax basis (the Issuer in such case, the "Indemnifying Party") the Investment Manager, its Affiliates, each member of the Investment Committee and their respective Related Persons (each, an "Indemnified Party") from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, "Losses") and will promptly reimburse each such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, "Expenses") arising out of or in connection with the issuance of the Securities (including, without limitation, any untrue statement of material fact contained in the Offering Circular, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, other than the Investment Manager Information), the transactions contemplated by the Offering Circular, the Indenture or the Collateral Administration Agreement, this Agreement or any other agreement entered into by the Investment Manager in connection with the issuance of the Notes and any acts or omissions of any such Indemnified Party; provided that such Indemnified Party will not be indemnified for any Losses or Expenses incurred as a result of any act or omission by such Indemnified Party that constitutes an Investment Manager Breach.

(ii)          If for any reason the indemnity provided for in this Section 10 is unavailable, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand.

(c)          An Indemnified Party shall (or, with respect to the Investment Manager’s partners, members, managers, stockholders, directors, officers, employees and agents, the Investment Manager shall cause such Indemnified Party to) within ten (10) Business Days of receiving notice thereof, notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10, but failure to so notify the Indemnifying Party or to comply with Section 10 shall not relieve such Indemnifying Party from its obligations under paragraph Section 10(b) unless and to the extent that such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses.

(d)          With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to the Investment Manager’s partners, members, managers, stockholders, directors, officers, employees and agents, the Investment Manager shall cause such Indemnified Party to):

(i)      at the Indemnifying Party’s expense, provide the Indemnifying Party with such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(ii)     at the Indemnifying Party’s expense, cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iii)    in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof unless such Indemnified Party reasonably determines that counsel selected by the Indemnifying Party has a conflict of interest due to conflicting interests of the Indemnifying Party and the Indemnified Party, in which case such Indemnifying Party shall pay the reasonable fees and disbursements of one additional counsel selected by the Indemnified Party (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iv)    neither incur any material expense to defend against nor release or settle any such claim or make any admission with respect thereto (other than routine or incontestable admission or factual admissions the failure to make that could expose such Indemnified Party to (A) unindemnified liability or (B) any liability in respect of which, in the good faith determination of such Indemnified Party, the Indemnifying Party is unlikely to have sufficient funds available to indemnify the Indemnified Party in full (taking into account (where the Indemnifying Party is the Issuer) the Priority of Payments set forth in the Indenture)) without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim.

(e)          No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof; provided that such Indemnified Party shall not be required to seek or obtain such consent if it determines in good faith, that the Indemnifying Party is unlikely to have sufficient funds available to indemnify it in full, taking into account (where the Indemnifying Party is the Issuer) the Priority of Payments set forth in the Indenture.

(f)          No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim giving rise to a claim for indemnity hereunder if such settlement includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(g)          In no event shall the Investment Manager or the Issuer be liable to (and shall not indemnify) the other party or any other Person for any indirect, special, consequential (including loss of profit, loss of turnover or loss of business) or punitive damages or losses under this Agreement, the Indenture or the Collateral Administration Agreement.  In no event shall there be any recourse to the Investment Manager with respect to any of the Securities, or with respect to the Securities or other obligations of the Issuer secured by the Assets or otherwise.

(h)          The Issuer acknowledges that the Investment Manager may from time to time direct or otherwise utilize (a) an escrow settlement service or (b) an account provided by an affiliate of the Investment Manager or third party and acting on behalf of the managed accounts of the Investment Manager and Affiliates of the Investment Manager to facilitate the settlement of certain Collateral Obligations on behalf of the Issuer, and the Issuer shall hold the Investment Manager harmless for the use thereof.

Section 11.	No Joint Venture

The Issuer and the Investment Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.  The Investment Manager’s relation to the Issuer shall be deemed to be solely that of an independent contractor and shall, unless otherwise provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.

Section 12.	Term; Replacement of the Investment Manager

(a)          This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs:  (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation, (ii) the Payment in Full Date, (iii) the effective date of the resignation of the Investment Manager, or (iv) the early termination of this Agreement in accordance with this Section 12 or Section 13.

(b)          Subject to clauses (d) and (e) below, the Investment Manager may resign, upon ninety (90) days’ prior written notice (or such shorter notice as is acceptable to the Issuer) to the Issuer and the Trustee; provided that the Investment Manager shall have the right to resign immediately by giving notice if, upon the effectiveness of any change in applicable law or regulations, the continued performance of the Investment Manager of its duties under this Agreement and/or the Indenture would be a violation of such law or regulation and such resignation or removal shall be effective, whether or not a successor has been appointed.

(c)          No later than five (5) Business Days after its receipt of notice of any resignation or removal of the Investment Manager, the Issuer shall transmit or cause the Trustee to transmit copies of such notice to the Holders and to the Rating Agency.

(d)          No resignation or removal of the Investment Manager shall be effective until the date as of which a successor Investment Manager shall have been appointed and approved in accordance with the Appointment Procedures (as set forth below) and has accepted and assumed all of the Investment Manager's duties and obligations pursuant to this Agreement in writing (an "Instrument of Acceptance"); provided that the Investment Manager shall have the right to resign immediately in the event of a change in applicable law or regulation which renders the performance by the Investment Manager of its obligations under the Investment Management Agreement or the Indenture to be a violation of such law or regulation.

"Appointment Procedures" shall mean, with respect to the appointment of a successor Investment Manager, the following procedures:

(i)          A Majority of the LLC Interests will nominate a successor Investment Manager that meets the criteria set forth in the definition of Eligible Successor (other than subclause (v) thereof) within 30 days of initial notice of the resignation or removal of the Investment Manager and if the Majority of the Controlling Class consents thereto, such proposed successor will be appointed the successor Investment Manager by the Issuer; provided that the S&P Rating Agency Condition  has been satisfied with respect to such appointment;

(ii)       If a Majority of the LLC Interests fails to nominate such a successor within 30 days of initial notice of the resignation or removal of the Investment Manager or if a Majority of the Controlling Class does not consent thereto within ten days of the date of the notice of such nomination, then a Majority of the Controlling Class shall, within 60 days of initial notice of the resignation or removal of the Investment Manager, nominate a successor Investment Manager and that meets the criteria set forth in the definition of Eligible Successor (other than subclause (v) thereof).  If a Majority of the LLC Interests consents to such Controlling Class nominee, such nominee shall be appointed the successor Investment Manager by the Issuer; provided that the S&P Rating Agency Condition  has been satisfied with respect to such appointment;

(iii)        If no successor Investment Manager is appointed within 90 days with the consent thereto of a Majority of the Controlling Class (if nominated by a Majority of the LLC Interests) or the consent thereto of a Majority of the LLC Interests (if nominated by a Majority of the Controlling Class) (or, in the event of a change in applicable law or regulation which renders the performance by the Investment Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation, within 30 days) following the termination or resignation of the Investment Manager, any of the Issuer, the Investment Manager, a Majority of the LLC Interests and the Majority of the Controlling Class shall have the right to petition a court of competent jurisdiction to appoint a successor Investment Manager, in any such case whose appointment shall become effective after such successor has accepted its appointment and assumed all of the Investment Manager's duties and obligations pursuant to this Agreement in an Instrument of Acceptance and without the consent of any Holder. For the avoidance of doubt, the appointment of a successor Investment Manager pursuant to this clause (iii) shall not be subject to the consent of the Issuer or any Holder of Securities.

(e)          If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 12(g) below.

(f)          Upon the acceptance of its appointment by the successor Investment Manager, all authority and power of TCP as Investment Manager under this Agreement, whether with respect to the Assets or otherwise, shall automatically and without further action by any person or entity pass to and be vested in the successor Investment Manager.  The Issuer, the Trustee, the outgoing Investment Manager and the successor shall take such action consistent with this Agreement and the terms of the Indenture applicable to the Investment Manager, as shall be necessary to effect any such succession.

(g)          This Section 12(g) and Section 8 (with respect to fees accrued and expenses incurred prior to such termination) and Sections 5, 6, 9, 10, 12(d), 12(e), 14, 16, 17, 21 through 24 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 13.

Section 13.	Removal for Cause

(a)          This Agreement may be terminated and the Investment Manager may be removed, for Cause upon twenty Business Days' written notice by the Issuer or the Trustee at the direction of (i) a Majority of the Controlling Class (excluding all Investment Manager Securities) (or, if all of the Notes of the Controlling Class is Investment Manager Securities, a Majority of the most senior Class of Notes that is not comprised entirely of Investment Manager Securities) or (ii) a Majority of the LLC Interests (excluding all Investment Manager Securities); provided that, in each case, such resignation or removal shall be without prejudice to any Investment Management Fees which have accrued and are unpaid as of the date of such resignation or removal, as applicable.  For purposes of determining "Cause" with respect to any such termination of the Investment Manager, such term will mean any one of the following events:

(i)     the Investment Manager shall willfully and intentionally violate or breach any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach or violation that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions or provisions of the relevant Transaction Documents, which violation or breach is determined at the time of such action or inaction and shall not be called into question as a result of subsequent events);

(ii)    (A) the Investment Manager shall breach in any material respect any provision of this Agreement or any terms of the Indenture or any other Transaction Document applicable to it (other than as covered by clause (i) and it being understood that failure to meet the definition of “Collateral Obligation” or any Coverage Test is not a breach for purposes of this clause (ii)), which breach could reasonably be expected to have a Material Adverse Effect, and shall not cure such breach (if capable of being cured) within 45 days after the earlier to occur of an Authorized Officer of the Investment Manager receiving notice or having actual knowledge of such breach, or if such violation is not capable of cure within 45 days and the Investment Manager has taken action commencing the cure thereof within such 45 day period that the Investment Manager believes in good faith will remedy such breach and such breach is not cured within 60 days of the earlier to occur of such Authorized Officer receiving notice or having actual knowledge thereof; or (B) the failure of any representation, warranty, certification or statement made or delivered by the Investment Manager in or pursuant to this Agreement, the Collateral Administration Agreement or the Indenture (but not including any such failure that results from a good faith dispute regarding a reasonable interpretation of this Agreement, the Collateral Administration Agreement or the Indenture that is not inconsistent with the standard of care set forth in this Agreement) to be correct in any material respect when made, which failure could reasonably be expected to have a Material Adverse Effect, and no correction has been made within 45 days after the earlier to occur of an Authorized Officer of the Investment Manager receiving notice or having actual knowledge of such failure, or if such violation is not capable of cure within 45 days and the Investment Manager has taken action commencing the cure thereof within such 45 day period that the Investment Manager believes in good faith will remedy such breach and such breach is not cured within 60 days of the earlier to occur of such Authorized Officer receiving notice or having actual knowledge thereof;

(iii)    the occurrence and unwaived continuation of an Event of Default pursuant to clause (a) of the definition of "Event of Default" that primarily results from any willful and material breach by the Investment Manager of its duties under this Agreement or under the Indenture which breach or default is not cured within any applicable cure period;

(iv)     the occurrence of an Event of Bankruptcy; or

(v)      (A) the occurrence of an act by the Investment Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or any advisory agreement, staffing agreement or similar agreement that is entered into for the benefit of the Investment Manager or the Issuer (as determined pursuant to a final adjudication by a court of competent jurisdiction) or the Investment Manager being convicted of a criminal offense materially related to its primary business of providing asset management services, or (B) any officer of the Investment Manager primarily responsible for the performance by the Investment Manager of its obligations under this Agreement (in the performance of his or her investment management duties) is convicted of a criminal offense materially related to the business of the Investment Manager providing asset management services and continues to have responsibility for the performance by the Investment Manager under this Agreement for a period of ten Business Days after such conviction;

(b)          If any event listed in Section 13(a) occurs and is not remedied by the Investment Manager during the cure period specified therein, the Investment Manager shall, within five Business Days of becoming aware of the occurrence of such event specified in Section 13(a) or on the expiration of such cure period specified therein, as applicable, give written notice thereof to the Issuer, the Rating Agency and the Trustee (who shall forward such notice to the Holders).

(c)          Investment Manager Securities shall have no voting rights with respect to any vote in connection with (i) a removal of the Investment Manager for Cause or (ii) a waiver of an event constituting Cause under this Agreement as a basis for termination of this Agreement or removal of the Investment Manager hereunder. However, Investment Manager Securities shall be entitled to vote with respect to the appointment of a successor Investment Manager.

Section 14.	Obligations of Resigning or Removed Investment Manager

(a)          Upon the effective date of termination of this Agreement, the Investment Manager shall as soon as practicable:  (i) deliver to the Issuer all property and documents of the Trustee or the Issuer or otherwise relating to the Assets then in the possession of the Investment Manager; and (ii) deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor investment manager appointed pursuant to Section 12; and, at the Issuer’s expense, take all other actions reasonably requested by the Issuer to facilitate the transition of the successor Investment Manager; provided that, the Investment Manager has received or has been offered expense reimbursement for its reasonable out-of-pocket expenses related thereto;

(b)          The Investment Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any proceedings, even after its resignation or removal, that arise in connection with this Agreement, the Indenture or the Transaction Documents or any of the Assets (excluding any such proceedings in which claims are asserted against the Investment Manager or any Affiliate of the Investment Manager) so long as the Investment Manager shall have been offered reasonable security, indemnity or other provision against the cost, expenses and liabilities that might be incurred in connection therewith and a reasonable per diem fee; and

(c)          Upon any termination, resignation or removal of the Investment Manager hereunder, any advisor appointed by the Investment Manager to perform or assist in the performance of any of its duties hereunder shall be terminated unless otherwise agreed by the successor investment manager.

Section 15.	Assignments; Delegation

(a)          Except as otherwise provided in this Section 15, the Investment Manager may not assign (except for certain assignments as described in clause (b) below) its rights or responsibilities under this Agreement without (i) satisfaction of the S&P Rating Agency Condition with respect thereto, (ii) providing 30 days' prior written notice of any proposed assignment to the Issuer and the Trustee (who shall promptly forward such notice to the Holders of the Securities) and (iii) the approval in writing by a Majority of the Controlling Class.

(b)          The Investment Manager may without satisfaction of the S&P Rating Agency Condition and without obtaining the consent of any Holder, (1) effectuate a change of control transaction that is deemed to be an assignment within the meaning of Section 202(a)(1) of the Advisers Act; provided that the Investment Manager shall obtain any consents required under the Advisers Act in connection with such change of control transaction, or (2) assign any of its rights or obligations under this Agreement to an Affiliate; provided that such Affiliate (i) is able, whether as an entity or by its principals and employees, to professionally and competently perform duties similar to those imposed upon the Investment Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Investment Manager under this Agreement and (iii) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the Investment Company Act or (3) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its asset management business to, another entity; provided that (A) at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Investment Manager under this Agreement generally (whether by operation of law or by contract) and is able, whether as an entity or by its principals and employees, to professionally and competently perform duties similar to those imposed upon the Investment Manager pursuant to this Agreement and (B) such action does not cause the Issuer to be subject to U.S. federal, state or local income tax on a net basis (including any withholding tax liability under Section 1446 of the Code) or to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided further that the Investment Manager shall deliver prior notice to the Rating Agency of any assignment, delegation or combination made pursuant to this sentence.  Any such assignee under this Agreement shall, before such assignment becomes effective, execute and deliver to the Issuer and the Trustee (and the Trustee shall promptly provide a copy thereof to the Holders of the Securities) a counterpart of this Agreement naming such assignee as Investment Manager.

(c)          The Investment Manager shall not assign its rights or responsibilities under this Agreement if such assignment would cause the EU/UK Retention Holder to breach the terms of the Risk Retention Letter, unless such transferee commits to retain the EU/UK Retained Interest subject to and in accordance with the EU/UK Risk Retention Requirements and such transferee enters into an agreement on substantially the same terms as the Risk Retention Letter to acquire the EU/UK Retained Interest on the date of such assignment.

(d)          In addition, the Investment Manager may employ and delegate third parties (including Affiliates) to render advice (including investment advice) and assistance to the Issuer, including in connection with trade execution services; provided, that (A) the Investment Manager will not be relieved of any of its duties under this Agreement as a result of such employment of third parties that are Affiliates of the Investment Manager; and (B) the Issuer will be solely responsible for the fees and expenses payable to any such third party as provided under this Agreement. For the avoidance of doubt the Investment Manager shall not be liable for the actions of third parties that are not Affiliates of the Investment Manager.

(e)          The Issuer shall provide (or cause the Trustee to provide) the Rating Agency and the Holders with notice of any assignment as described above.

(f)          Notwithstanding the above, this Agreement cannot be assigned unless such assignment does not cause the Issuer to be subject to U.S. federal, state or local income tax on a net basis (including any withholding tax liability under Section 1446 of the Code) or to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Section 16.	Representations and Warranties

(a)          The Issuer hereby represents and warrants to the Investment Manager as of the date hereof as follows:

(i)       the Issuer is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has full power and authority to own its assets and the loans and securities proposed to be owned by it and included in the Assets and to transact the business in which it is currently engaged and is duly qualified and (where applicable) in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the Collateral Administration Agreement or the Securities would require, such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer or on the ability of the Issuer to perform its obligations under, or on the validity or enforceability of, this Agreement, the Collateral Administration Agreement, the Indenture and the Notes;

(ii)     the Issuer has full power and authority to execute, deliver and perform this Agreement, the Indenture, the Collateral Administration Agreement and the Notes and all obligations required hereunder, under the Indenture, the Collateral Administration Agreement and the Notes and has taken all necessary action to authorize this Agreement, the Indenture , the Collateral Administration Agreement and the Notes on the terms and conditions hereof and thereof and the execution, delivery and performance of this Agreement, the Indenture, the Collateral Administration Agreement and the Notes and the performance of all obligations imposed upon it hereunder and thereunder.  No consent of any other person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or "blue sky" laws and those that have been or shall be obtained in connection with the Indenture, the Collateral Administration Agreement and the issuance of the Securities, is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the Collateral Administration Agreement or the Notes or the obligations imposed upon it hereunder or thereunder.  This Agreement, the Collateral Administration Agreement and the Notes have been, and each instrument and document required hereunder or thereunder shall be, executed and delivered by a duly authorized director or officer of the Issuer, and this Agreement, the Collateral Administration Agreement and the Indenture constitute, and each other agreement of the Issuer required hereunder or thereunder, when executed and delivered by the Issuer and the other parties hereunder or thereunder, shall constitute, the valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(iii)     the execution, delivery and performance of this Agreement, the Collateral Administration Agreement and the Indenture and the agreements required hereunder or thereunder, do not violate or conflict with any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Governing Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or its ability to perform its obligations under this Agreement, and does not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture);

(iv)     there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Issuer, overtly threatened that, if determined adversely to the Issuer, would have a material adverse effect upon the performance by the Issuer of its duties under, or on the validity or enforceability of, this Agreement or the provisions of the Indenture applicable to the Issuer thereunder;

(v)      the Issuer is not in violation of its Governing Instruments or in breach or violation of or in default under the Indenture or any contract or agreement to which it is a party or by which it or any of its assets is or may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the Indenture, or the performance by the Issuer of its duties hereunder or thereunder;

(vi)    true and complete copies of the Indenture, the Collateral Administration Agreement, the Offering Circular, and the Issuer's Governing Instruments have been delivered to the Investment Manager;

(vii)   true and complete copies of the Indenture and each other Transaction Document to which it is a party and all other documents contemplated therein and the Issuer’s Governing Instruments have been or, no later than the Closing Date, will be delivered to the Investment Manager and the Issuer agrees to deliver a true and complete copy of each amendment to the documents referred to in this Section 16(a)(vii) to the Investment Manager as promptly as practicable after its adoption or execution; and

(viii)   the Issuer is not required to register as an "investment company" or a company controlled by an "investment company" under the Investment Company Act.

(b)          The Investment Manager hereby represents and warrants to the Issuer as of the date hereof as follows:

(i)      the Investment Manager is a Delaware limited liability company and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement and the provisions of the Indenture applicable to it would require, such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Investment Manager or on the ability of the Investment Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Investment Manager;

(ii)      the Investment Manager has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Investment Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and the performance of all obligations imposed on it hereunder and under the terms of the Indenture.  No consent of any other person, including, without limitation, shareholders and creditors of the Investment Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority that has not been obtained is required by the Investment Manager in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Investment Manager or the obligations required hereunder or thereunder.  This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized officer of the Investment Manager, and this Agreement constitutes, and each other agreement of the Investment Manager required hereunder or under the terms of the Indenture, when executed and delivered by the Investment Manager hereunder or under the terms of the Indenture, shall constitute, the valid and legally binding obligations of the Investment Manager enforceable against the Investment Manager in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(iii)    the execution, delivery and performance of this Agreement, and the terms of the Indenture applicable to the Investment Manager and the agreements required hereunder or under the terms of the Indenture, do not violate or conflict with any provision of any existing law or regulation binding on the Investment Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Investment Manager, or the Governing Instruments of, or any securities issued by, the Investment Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Investment Manager is a party or by which the Investment Manager or any of its assets may be bound, the violation of which would materially and adversely affect the Investment Manager's ability to perform its obligations hereunder);

(iv)     there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the knowledge of the Investment Manager, overtly threatened that, if determined adversely to the Investment Manager, would have a material adverse effect upon the performance by the Investment Manager of its duties under, or on the validity or enforceability of, this Agreement or the provisions of the Indenture applicable to the Investment Manager thereunder;

(v)      the Investment Manager is a registered investment adviser under the Advisers Act;

(vi)     the Investment Manager is not in violation of its Governing Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Investment Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Investment Manager, or the performance by the Investment Manager of its duties hereunder or thereunder; and

(vii)   the Investment Manager Information (including any amendment or supplement to such information contained in any amendment or supplement to the Offering Circular approved in writing by the Investment Manager), as of the date thereof, did not, and, as of the Closing Date, does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements set forth in the Investment Manager Information, in the light of the circumstances under which they were made, not misleading.

Section 17.	Notices

Any request, demand, authorization, direction, order, notice, consent, waiver or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with either party hereto shall be made, given, furnished or filed as specified in Section 14.3 of the Indenture.

Section 18.	Binding Nature of Agreement; Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

Section 19.	Entire Agreement; Amendment

This Agreement and the Indenture contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof and thereof.  The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof and thereof.  This Agreement may not be modified, supplemented or amended other than by an agreement in writing executed by the parties hereto and with notice to the Rating Agency; provided, that, notwithstanding the foregoing, the Issuer and the Investment Manager may amend any provision of this Agreement to (i) correct inconsistencies, typographical or other errors, defects or ambiguities; (ii) conform this Agreement to the Offering Circular or the Indenture, in each case without the consent of the Holders of any Securities; (iii) permanently remove any Investment Management Fee payable to the Investment Manager; (iv) add to the covenants of the Issuer or the Investment Manager for the benefit of the Holders of the Securities; (v) effect a change that is necessary or advisable, as determined by the Investment Manager in its sole discretion, (x) to comply with the Volcker Rule or the U.S. Risk Retention Rules applicable to the Investment Manager and/or the U.S. Retention Holder, as applicable, their respective affiliates or the Issuer, or (y) to reduce, eliminate or otherwise mitigate the impact, or applicability, of the Volcker Rule or the U.S. Risk Retention Rules on the Investment Manager and/or the U.S. Retention Holder, as applicable, their respective affiliates or the Issuer (and the Investment Manager will have the right to cause the Issuer to effect such amendment); or (vi) allow for the Issuer or the Investment Manager to take any action advisable, necessary or helpful (A) to prevent the Issuer or the Trustee from becoming subject to (or to otherwise minimize) any withholding or other Taxes, (B) to prevent the Issuer from being treated as an association taxable as a corporation, a taxable mortgage pool, a publicly traded partnership taxable as a corporation or otherwise as other than a disregarded entity, in each case, for U.S. federal income tax purposes, or subject to tax liability under Section 1446 of the Code, or (C) to facilitate compliance with any tax reporting requirements to which the Issuer may be subject.

Section 20.	Controlling Law

THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THE FOREGOING SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING NEW YORK GENERAL OBLIGATIONS LAW §§ 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF GOVERNING CONFLICTS OF LAW.

Section 21.	Submission to Jurisdiction

(a)          Each of the Investment Manager and the Issuer irrevocably (i) submits to the non-exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Indenture or this Agreement and (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes either party from bringing proceedings in any other jurisdiction, nor will the bringing of proceedings in any one or more jurisdictions preclude the bringing of proceedings in any other jurisdiction.

(b)          The Investment Manager and the Issuer irrevocably and unconditionally agree that service of any and all process in any such action or proceeding may be effected by the mailing or delivery of copies of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 17 hereof or at such other address as may be permitted thereunder, and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court.

Section 22.	Waiver of Jury Trial

EACH OF THE ISSUER AND THE INVESTMENT MANAGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO.  EACH OF THE ISSUER AND THE INVESTMENT MANAGER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

Section 23.	Subordination; Consent to Assignment

The Investment Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Investment Manager agrees to be bound by the provisions of, the Priority of Payments set forth in the Indenture as if the Investment Manager were a party to the Indenture.

The Investment Manager hereby (i) consents to the assignment of the Issuer’s rights, title and interest in this Agreement to the Trustee for the benefit of the Secured Parties as provided in the Granting Clause and Article XV of the Indenture and the enforcement by the Investment Manager of its rights thereunder, (ii) agrees to perform any provisions of the Indenture applicable to the Investment Manager subject to the terms of this Agreement, and (iii) acknowledges that the Issuer has assigned all of its right, title and interest in, to and under this Agreement to the Trustee for the benefit of the Secured Parties and (iv) agrees that all of the representations, covenants and agreements made by the Investment Manager under this Agreement are also for the benefit of the Trustee on behalf of the Secured Parties.

Section 24.	Indulgences Not Waivers

Neither the failure nor any delay on the part of any party hereto to exercise, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 25.	Costs and Expenses

Except as may otherwise be agreed in writing, the costs and expenses (including the fees and disbursements of counsel and accountants) incurred by each party in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Issuer, and shall be subject to the Priority of Payments.

Section 26.	Third Party Beneficiaries

The parties hereto agree that the Trustee (on behalf of the Secured Parties) shall be an express third party beneficiary of this Agreement, entitled to the benefits hereof and to enforce the provisions hereof to the same extent as if each of them were a party hereto.

Section 27.	Titles Not to Affect Interpretation

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 28.	Execution in Counterparts

This Agreement may be executed in any number of counterparts (including by electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Investment Manager)), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by e‑mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person.  The Investment Manager shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 29.	Provisions Separable

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 30.	Non-Petition; Limited Recourse

The Investment Manager hereby agrees that it shall not institute against, or join, cooperate with or encourage any other Person in instituting against, the Issuer for any bankruptcy, reorganization, receivership, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under the laws of the State of Delaware or United States federal or state bankruptcy or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect plus one day, after the Payment in Full; provided that nothing in this Section 30 shall preclude, or be deemed to stop, the Investment Manager (A) from taking any action prior to the expiration of the applicable aforementioned period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Investment Manager or an Affiliate of the Investment Manager or (B) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, winding up, moratorium or liquidation proceeding or other proceeding under the laws of the State of Delaware or United States federal or state bankruptcy or similar laws.  The Investment Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the limited liability company obligations of the Issuer, and that the Investment Manager will not have any recourse to any of the officers, directors, employees, shareholders, Affiliates, members, managers, agents, partners, principals, incorporators or agents of the Issuer, its Affiliates or their respective successors or assigns with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.  Notwithstanding any other provision of this Agreement or any other Transaction Document, recourse by the Investment Manager in respect of any obligations of the Issuer hereunder (including, without limitation, the obligation of the Issuer to indemnify the Indemnified Parties under Section 10(b)) from time to time and at any time will be limited to the Assets available at such time as applied in accordance with the Priority of Payments and, on the exhaustion thereof in accordance with the terms of the Indenture, all obligations of and all claims against the Issuer arising from this Agreement or any Transaction Document or any transactions contemplated hereby or thereby shall be extinguished and shall not thereafter revive.  The provisions of this Section 30 shall survive the termination of this Agreement for any reason whatsoever.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BLACKROCK DLF 2026-C CLO, LLC as Issuer

By: Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Patrick Wolfe
Name: Patrick Wolfe
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TENNENBAUM CAPITAL PARTNERS, LLC, as Investment Manager

By:	/s/ Patrick Wolfe
Name: Patrick Wolfe
Title: Managing Director